                                                                     Exhibit 5.2


                [Letterhead of Morris, Nichols, Arsht & Tunnell]





                                 August 17, 1999





Superior Trust I
c/o Superior TeleCom Inc.
1790 Broadway
New York, New York  10019

            Re:   SUPERIOR TRUST I

Ladies and Gentlemen:

            We have acted as special Delaware counsel to Superior Trust I, a Delaware statutory business trust (the "Trust"), in connection with certain matters relating to the registration of certain Preferred Securities of the Trust (the "S-3 Preferred Securities") as described in the Registration Statement (and the Prospectus forming a part thereof) on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on August 17, 1999 (the "S-3 Registration Statement") by the Trust and Superior TeleCom Inc.
(the "Company").

            The Preferred Securities have been issued (i) pursuant to the Amended and Restated Declaration of Trust of the Trust dated as of March 31, 1999 (the "Governing Instrument"), (ii) pursuant to the Agreement and Plan of Merger dated as of October 21, 1998, as amended by an amendment thereto dated February 24, 1999 (as amended, the "Merger Agreement") among the Company, SUT Acquisition Corp., a Delaware corporation and a subsidiary of the Company, and Essex International Inc. ("Essex") and (iii) as described in Registration Statement No. 333-68889 (and the Prospectus forming a part thereof) on Form S-4 filed with the Commission on December 14, 1998, as amended by Pre-Effective Amendments Nos. 1, 2 and 3 thereto (as amended, the "S-4 Registration Statement"). Capitalized terms used herein and not otherwise herein defined are used as defined in the Governing Instrument.

            In rendering this opinion, we have examined and relied upon copies of the following documents in the forms provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on December 9, 1998 (the "Certificate"); the Declaration of Trust of the Trust dated as of December 9, 1998 (the "Original Governing Instrument"); the Governing Instrument; the Indenture dated as of March 31, 1999 entered into by the Company relating to the Debentures; the Guarantee Agreement dated as of March 31, 1999 entered into by the Company relating to the Preferred Securities; the Merger Agreement; the Registration Rights Agreement dated as of March 17, 1999 among the Trust, the Company and the "Investors" named therein; the S-3 Registration Statement; the S-4 Registration Statement; and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced documents (including, without limitation, the due authorization, execution and delivery of the Governing Instrument prior to the first issuance of Preferred Securities); (iii) that no event has occurred subsequent to the filing of the Certificate that would cause a dissolution or liquidation of the Trust under the Original Governing Instrument or the Governing Instrument, as applicable; (iv) that the activities of the Trust have been and will be conducted in accordance with the Original Governing Instrument or the Governing Instrument, as applicable, and the Delaware Business Trust Act, 12 DEL. C. ss.ss. 3801 ET SEQ. (The "Delaware Act"); (v) that each Person that acquired Preferred Securities in the "Merger" (as defined in the Merger Agreement) validly tendered common stock of Essex ("Essex Common Stock") in exchange therefor, that such Essex Common Stock was duly accepted, and that such Person duly received Preferred Securities in consideration thereof, all in accordance with the terms and conditions of the Governing Instrument, the S-4 Registration Statement and the Merger Agreement; (vi) that the Preferred Securities have otherwise been issued and sold to, and held or transferred by, the holders of Preferred Securities (and any subsequent transferee), and all transfers have been made, in accordance with the terms, conditions, requirements and procedures set forth in the Governing Instrument, the S-4 Registration Statement and the Merger Agreement; (vii) that none of the Preferred Securities have been called for redemption, redeemed, converted or exchanged or canceled (except in connection with a permitted transfer) and all of the Preferred Securities remain outstanding; and (viii) that the documents examined by us are in full force and effect, express the entire understanding of the parties thereto with respect to the subject matter thereof and have not been amended, supplemented or otherwise modified, except as herein referenced. No opinion is expressed with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents that are contrary to or inconsistent with the opinions expressed herein. Further, we have not participated in the preparation of the S-3 Registration Statement, the S-4 Registration Statement or any other offering materials relating to the Preferred Securities, and we assume no responsibility for their contents. As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and certificates and on the accuracy, as of the date hereof, of the matters therein contained.

            Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

            1. The Trust is a duly formed and validly existing business trust in good standing under the laws of the State of Delaware.

            2. The S-3 Preferred Securities constitute validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable beneficial interests in the assets of the Trust.

            3. Under the Delaware Act and the terms of the Governing Instrument, each holder of S-3 Preferred Securities of the Trust, in such capacity, will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided, however, we express no opinion with respect to the liability of any holder of S-3 Preferred Securities who is, was or may become a named Trustee of the Trust. Notwithstanding the foregoing, we note that pursuant to the Governing Instrument, holders of S-3 Preferred Securities may be obligated to make payments or provide indemnity or security under the circumstances set forth therein.

            We hereby consent to the filing of this opinion as an exhibit to the S-3 Registration Statement and to the use of our name and reference to our opinion under the heading "LEGAL MATTERS" in the Prospectus forming a part thereof. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on our review of the above-referenced documents and the application of Delaware law as the same exist as of the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied on by any other person or entity or for any other purpose without our prior written consent.

                                       Very truly yours,

                                        MORRIS, NICHOLS, ARSHT & TUNNELL